Sub-Item 77O

Rule 10f-3 Transactions

THE DREYFUS/LAUREL FUNDS, INC.
DREYFUS STRATEGIC INCOME FUND

On December 08, 2009, Dreyfus Strategic Income Fund, a series of The Dreyfus/Laurel Funds, Inc. (the "Fund") purchased $85,000 of senior notes of Lincoln National Corporation 6.25% – 02/15/2020 - CUSIP # 534187AY5 (the "Notes"). The Notes were purchased from UBS Investment Bank, a member of the underwriting syndicate offering the Notes, from their account. BNY Mellon Capital Markets LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. UBS Investment Bank received a commission of 0.65% per Note. No other member received any economic benefit. The following is a list of the syndicate's primary members:

UBS Investment Bank
U.S. Bancorp Investments, Inc.
BNY Mellon Capital Markets LLC
KeyBanc Capital Markets
Mitsubishi UFJ Securities
Comerica Securities
Fifth Third Securities, Inc.
The Williams Capital Group, L.P.

Accompanying this statement are materials made available to the Board of Directors of the Fund, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on February 9, 2010.

EXHIBIT C

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE

Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: **3527 / Dreyfus Strategic Income Fund**
2. Anticipated Purchase Date: **12/08/2009**
3. Total Net Assets of Account/Fund: **$26,725,259**
4. Type and Description of Security to be Purchased: **Lincoln National 6.25% 02/15/2020**
5. Credit Rating of Security (Rating/Rating Agency): **Baa2/Moody's A-/S&P BBB/Fitch**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **UBS Securities**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **BNY Mellon Capital Markets, LLC**
8. Issue Size: **300,000,000**
9. CUSIP: **534187AY5**
10. Amount Purchased by Account/Fund: **85,000**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **.01%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **.15%**
13. Purchase Price of Securities (if at par, so state): **99.851**
14. Commission/Spread Received by Principal Underwriters: **0.65%**
15. Yield (as applicable): **6.19%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase **6.19%**
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Mellon Bank, N.A.________ MTONE______; Mellon Private Trust Co. N. A. ________; Other (Describe) Dreyfus Fund Board ;

Mutual Fund Purchases Only:

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) ☒
This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" (i.e, affiliated underwriter does not receive commissions from the unaffiliated broker/dealer) or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**

Note: If transaction pertains to an account governed by ERISA, Exhibit D, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box ☐ if Exhibit D is required—if so, please complete and submit.

LOB Asset Management Unit (Print) **Standish Mellon Asset Management**
AND
LOB Portfolio Manager Name (Print) **David Bowser** Signature [signature] Date 1/6/10
AND
LOB CIO/COO Name (Print) **Brian Flaherty** Signature [signature] Date 1/6/10
AND
CCO Name (Print) **Kelly Mahoney** Signature [signature] Date 1/6/10

Sub-Item 77O

Rule 10f-3 Transactions

THE DREYFUS/LAUREL FUNDS, INC.
DREYFUS STRATEGIC INCOME FUND

On December 10, 2009, Dreyfus Strategic Income Fund, a series of The Dreyfus/Laurel Funds, Inc. (the "Fund") purchased $20,000 of senior notes of Boston Scientific 7.375% – 01/15/2040 - CUSIP # 101137AL1 (the "2040 Notes"). The 2040 Notes were purchased from J.P. Morgan, a member of the underwriting syndicate offering the 2040 Notes, from their account. BNY Mellon Capital Markets LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. J.P. Morgan received a commission of 1.00% per 2040 Note. No other member received any economic benefit. The following is a list of the syndicate's primary members:

Bofa Merrill Lynch
Deutsche Bank Securities
J.P. Morgan
Barclays Capital
BNP Paribas
RBS
Daiwa Securities America, Inc.
Mitsubishi UFJ Securities
Mizuho Securities USA, Inc.
Wells Fargo Securities
BBVA Securities
BNY Mellon Capital Markets LLC
RBC Capital Markets
Scotia Capital
ING Wholesale
Allied Irish Banks, Corporate Banking
Standard Chartered Bank

Accompanying this statement are materials made available to the Board of Directors of the Fund, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on February 9, 2010.

EXHIBIT C

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: **3527 / Dreyfus Strategic Income Fund**
2. Anticipated Purchase Date: **12/10/2009**
3. Total Net Assets of Account/Fund: **$26,694,468**
4. Type and Description of Security to be Purchased: **Boston Scientific 7.375% 1/15/40**
5. Credit Rating of Security (Rating/Rating Agency): **Ba1/Moody's BBB-/S&P BB+/Fitch**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **J.P. Morgan**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **BNY Mellon Capital Markets, LLC**
8. Issue Size: **300,000,000**
9. CUSIP: **101137AL1**
10. Amount Purchased by Account/Fund: **20,000**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **.01%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **.07%**
13. Purchase Price of Securities (if at par, so state): **99.879**
14. Commission/Spread Received by Principal Underwriters: **1.00%**
15. Yield (as applicable): **6.85%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase **6.85%**
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Mellon Bank, N.A.________ MTONE________; Mellon Private Trust Co. N. A. __________; Other (Describe) Dreyfus Fund Board ;

Mutual Fund Purchases Only:
1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) ☒
This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" (i.e, affiliated underwriter does not receive commissions from the unaffiliated broker/dealer) or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**

Note: If transaction pertains to an account governed by ERISA, Exhibit D, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box ☐ if Exhibit D is required—if so, please complete and submit.

LOB Asset Management Unit (Print) **Standish Mellon Asset Management**
AND
LOB Portfolio Manager Name (Print) **David Bowser** Signature ________ Date 1/6/10
AND
LOB CIO/COO Name (Print) **Brian Flaherty** Signature ________ Date 1/6/10
AND
CCO Name (Print) **Kelly Mahoney** Signature ________ Date 1/6/10

Dreyfus Family of Funds
COMPLIANCE REPORT
RULE 10f-3 TRANSACTIONS

10/1/09-12/31/09

Board Group Summary

Fund	Manager Firm	*Are there applicable transactions to report?* *IF YES*, Certification attached from CCO that all transactions are in compliance with board-approved procedure	Total Value of Securities Purchased by Fund from Syndicate with an Affiliated Underwriter (Number of Transactions % of total net assets)	Primary Portfolio Manager
Money Market Funds				
Money Market Reserves	Dreyfus	No		Patricia A. Larkin
U.S. Treasury Reserves	Dreyfus	No		Patricia A. Larkin
Municipal Money Market Funds				
AMT-Free Municipal Reserves	Dreyfus	No		Joseph Irace
BASIC California Municipal MM Fund	Dreyfus	No		Joseph Irace
BASIC Massachusetts Municipal MM Fund	Dreyfus/BNY Mellon	No		John F. Flahive
BASIC New York Municipal MM Fund	Dreyfus	No		Joseph Irace
Municipal Bond Funds				
Standish Intermediate Tax Exempt Bond Fund	Standish	No		S. Harvey\C. Todd
Fixed Income Funds				
Bond Market Index Fund	Dreyfus	No		Laurie Carroll
Emerging Markets Debt Local Currency	Standish	No		Alex Kozhemiakin
High Yield Fund	Standish	No		Karen Bater
High Yield Strategies Fund	Standish	No		Karen Bater
International Bond Fund	Standish	No		Thomas Fahey
Standish Fixed Income Fund	Standish	**YES**	2 - 0.28%	D. Bowser\P. Vaream
Standish Global Fixed Income Fund	Standish	No		T. Fahey\D. LeDuc
Standish International Fixed Income	Standish	No		T. Fahey\D. LeDuc
Strategic Income Fund	Standish	**YES**	3 - 0.42%	Kent J. Wosepka
Equity Funds				
BASIC S&P 500 Stock Index Fund	MCM	No		Thomas J. Durante
Core Equity Fund	Fayez	No		Fayez S. Sarofim
Core Value Fund	TBCAM	**YES**	1 - 0.04%	Brian C. Ferguson
Disciplined Stock Fund	TBCAM	No		Sean P. Fitzgibbon
Discovery Fund	TBCAM	No		Randall Watts
Equity Growth Fund	TBCAM	No		Elizabeth Slover
Equity Income Fund	MCM	No		Jocelin A. Reed
Global Equity Income Fund	Newton	No		James Harries
Mid-Cap Growth Fund	TBCAM	No		Fred A. Kuendorf
Small Cap Value Fund	MCM	No		Adam Logan
Tax Managed Growth Fund	Fayez	No		Fayez S. Sarofim
TBC Emerging Markets Core Equity	TBCAM	No		William Patzer
TBC International Core Equity Fund	TBCAM	No		William Patzer
TBC Large Cap Core Fund	TBCAM	No		S. Fitzgibbon\J. McGrew
TBC Small Cap Growth Fund	TBCAM	No		H. Von Der Luft\R. Watts
TBC Small Cap Tax-Sensitive Equity	TBCAM	No		T. Wakefield\R. Watts
TBC Small Cap Value Fund	TBCAM	No		S. Brandaleone\J. Corrado
TBC Small/Mid Cap Growth Fund	TBCAM	No		T. Wakefield\R. Watts